UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2009

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, Telephone	I.R.S. Employer Identification Number
1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Consummation of Merger

As previously announced, Puget Energy, Inc. (“Puget Energy”) entered into an Agreement and Plan of Merger dated as of October 25, 2007 (the “Merger Agreement”), by and among Puget Energy, Padua Holdings LLC (now Puget Holdings LLC) (“Parent”), Padua Intermediate Holdings Inc. (now Puget Intermediate Holdings Inc.) and Padua Merger Sub Inc. (later renamed Puget Merger Sub Inc.) (“Merger Sub”). Pursuant to the terms of the Merger Agreement, on February 6, 2009, Merger Sub merged with and into Puget Energy (the “Merger”), with Puget Energy continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Parent, as further discussed in Item 5.01 below.

A copy of the press release issued by Puget Energy related to the Merger is attached hereto as Exhibit 99.1.

Credit Agreements

Puget Energy, Inc.

On May 16, 2008, Merger Sub entered into a Credit Agreement (the “PE Facility”) with Barclays Bank PLC as Facility Agent, the Bank of Nova Scotia and the Royal Bank of Scotland PLC as Co-Documentation Agents and the lenders party thereto, to provide debt financing in the form of (i) a single advance term loan in an aggregate amount of $1.225 billion for the purpose of financing the Merger and refinancing certain outstanding indebtedness of Puget Sound Energy, Inc. (“PSE”) and paying related fees and expenses and (ii) a capital expenditure term loan facility for the purposes of financing capital expenditure requirements of PSE in aggregate amount at any one time outstanding not to exceed $1.0 billion. On February 6, 2009, Merger Sub’s initial borrowing under the PE Facility totaled $1.483 billion, including the single advance term loan. As a result of the Merger, Puget Energy has assumed all of the obligations of Merger Sub under the PE Facility.

The final maturity date for the loans under the PE Facility is February 6, 2014. The terms and conditions of the PE Facility include the following:

•

Amounts outstanding under the PE Facility bear interest rates at either (i) LIBOR plus a margin that varies depending upon the credit ratings in effect from time to time or (ii) at Puget Energy’s discretion, an alternate base rate plus a margin that varies depending upon the credit ratings in effect from time to time;

•

Puget Energy’s cash is subject to a “lock-up” agreement if Puget Energy fails to meet certain cash flow tests. Cash flow generated (including dividends received from subsidiaries) during lock-up events will be held in a secured collateral account, subject to release in specified circumstances as necessary for required capital expenditures, administrative expenses or as consented to by the Majority Lenders (as defined in the PE Facility). If the lock-up events continue for a specified period of time, the cash trapped pursuant to the “lock-up” agreement will be swept and used to prepay the PE Facility;

•

Puget Energy is required to maintain financial ratios for any Test Period (as defined in the PE Facility) including (a) Group FFO Coverage Ratio (as defined in the PE Facility); (b) Debt Service Coverage Ratio (as defined in the PE Facility); and (c) Group FFO Leverage Ratio (as defined in the PE Facility);

•	Puget Energy and its material operating subsidiaries are subject to certain restrictions on paying dividends; and

•

The PE Facility is secured by substantially all of the assets of Puget Energy (including a pledge of all of the shares of PSE stock), as well as a pledge by Puget Equico LLC, Puget Energy's direct parent company, of all of the shares of Puget Energy stock.

The PE Facility also contains certain customary covenants and events of default, as well as, in the event of an occurrence of an “Event of Default,” customary remedies, such as the ability of lenders to accelerate any amounts outstanding under the PE Facility. Additionally, the PE Facility includes certain customary conditions that must be met for Puget Energy to borrow under the capital expenditure term loan facility.

The foregoing description of the PE Facility is only a summary and does not purport to be complete. A copy of the PE Facility is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Puget Sound Energy, Inc.

On February 6, 2009, PSE entered into a Credit Agreement (the “PSE Facility“) with Barclays Bank PLC as Facility Agent, the lenders party thereto, the issuing banks party thereto, Dresdner Bank AG New York Branch as Syndication Agent, Bayerische Landesbank, New York Branch, Caixa Geral De Depositos, New York Branch and Export Development Canada as Co-Documentation Agents, and Barclays Capital, the investment banking division of Barclays Bank PLC and Dresdner Bank AG New York Branch as Joint Mandated Lead Arrangers and Joint Bookrunners, to provide debt financing in the form of (i) a capital expenditure revolving loan facility in an aggregate amount at any one time outstanding not to exceed $400 million, (ii) an energy hedging revolving loan facility (which includes an energy hedging letter of credit facility) in an aggregate amount at any one time outstanding not to exceed $350 million, and (iii) a liquidity revolving loan facility (which includes a liquidity letter of credit facility) in an aggregate amount at any one time outstanding not to exceed $400 million. On February 6, 2009, PSE’s initial borrowing under the PSE Facility totaled $70 million in revolving loans under the liquidity revolving loan facility and the issuance of a $30 million letter of credit under the energy hedging revolving loan facility. Proceeds of the PSE Facility were used to refinance existing indebtedness of PSE as of February 6, 2009, and will be used by PSE to finance capital expenditures, working capital needs and general corporate purposes.

The final maturity date for the loans under the PSE Facility is February 6, 2014. The terms and conditions of the PSE Facility include the following:

•

Amounts outstanding under the PSE Facility bear interest rates of LIBOR plus a margin that varies depending upon the credit ratings in effect from time to time or, at PSE’s discretion, an alternate base rate plus a margin that varies depending upon the credit ratings in effect from time to time;

•

PSE is required to maintain financial ratios including (a) Operating Company FFO Coverage Ratio (as defined in the PSE Facility); and (b) Operating Company FFO Leverage Ratio (as defined in the PSE Facility); and

•	The PSE Facility is unsecured.

The PSE Facility also contains certain customary covenants and events of default, as well as, in the event of an occurrence of an “Event of Default,” customary remedies for the lenders to accelerate any amounts outstanding under the PSE Facility. Additionally, the PSE Facility includes certain customary conditions that must be met for PSE to borrow or request to be issued letters of credit under the PSE Facility.

The foregoing description of the PSE Facility is only a summary and does not purport to be complete. A copy of the PSE Facility is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Merger and entry into the PSE Facility, on February 6, 2009 the following PSE credit facilities were paid in full and terminated:

•

Receivables Sales Agreement dated December 20, 2005, among PSE and PSE Funding, Inc. (“PSE Funding”) and the Loan and Servicing Agreement dated as of December 20, 2005 among PSE Funding as Borrower, PSE, as Servicer, the commercial paper conduits from time to time party thereto as conduit lenders, the financial institutions from time to time party thereto as committed lenders, the financial institutions from time to time party thereto as managing agents, and JPMorgan Chase Bank, N.A., as Program Agent. Pursuant to the Receivables Sales Agreement, which was entered into on December 20, 2005, PSE sold all of its utility customer accounts receivable and unbilled utility revenues to PSE Funding, a wholly owned subsidiary of PSE. The Loan and Servicing Agreement allowed PSE Funding to use the receivables as collateral to secure short-term loans, not exceeding the lesser of $200 million or the borrowing base of eligible receivables which fluctuated with the seasonality of energy sales to customers.

•

Credit Agreement dated as of March 29, 2007 among Puget Sound Energy, Inc., various financial institutions, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and an LC Issuer, Union Bank of California, N.A., as Syndication Agent, Citibank, N.A., KeyBank National Association and Wachovia Bank, National Association, as Co-Documentation Agents, JPMorgan Securities Inc., as Co-Lead Arranger and Joint Book Runner and Union Bank of California, N.A., as Co-Lead Arranger and Joint Book Runner. This five-year, $350 million unsecured credit facility was entered into primarily to support PSE’s energy hedging activities. The interest rate on outstanding borrowings was based either on the agent bank’s prime rate or on LIBOR plus a marginal rate related to PSE’s long-term credit rating at the time of borrowing. PSE paid a commitment fee on any unused portion of the credit agreement also related to long-term credit ratings of PSE.

•

Amended and Restated Credit Agreement dated March 29, 2007 among Puget Sound Energy, Inc., various financial institutions, and Wachovia Bank, National Association, as Administrative Agent, Swingline Lender and an LC Issuer, Citibank, N.A., as Syndication Agent, JPMorgan Chase Bank, KeyBank National Association and Union Bank of California, N.A., as Co-Documentation Agents, Wachovia Capital Markets, LLC as Co-Lead Arranger and Joint Book Runner and Citigroup Global Markets Inc., as Co-Lead Arranger and Joint Book Runner. This five-year, $500 million unsecured credit facility was primarily used to provide credit support for commercial paper and letters of credit. The terms of the facility are essentially identical to those contained in the $350 million facility described above.

•

Credit Agreement dated August 29, 2008 among Puget Sound Energy, Inc., as Borrower, various financial institutions, as Lenders, the Bank of Nova Scotia as Administrative Agent, Wells Fargo Bank, N.A. as Documentation Agent and JPMorgan Chase Bank, N.A. and Barclays Bank PLC as Co-Agents. This Credit Agreement provided for a $375 million unsecured term loan facility, to be funded in up to three advances at PSE’s request. This facility matured on the date of the Merger, at which point all outstanding borrowings were repaid. The Credit Agreement contained customary events of default, which could have resulted in an increase in the applicable rate of interest and an acceleration of PSE’s obligations under the facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2009, in connection with the closing of the Merger, Puget Energy notified the New York Stock Exchange of its intent to remove its common stock from listing on the New York Stock Exchange. On February 9, 2009, the New York Stock Exchange filed with the Securities and Exchange Commission an application on Form 25 to delist and deregister Puget Energy’s common stock.

Item 5.01.	Changes in Control of Registrant.

The Merger was completed on February 6, 2009 upon the filing of Articles of Merger with the Secretary of State of Washington (the “Effective Time”), at which time Merger Sub merged with and into Puget Energy. As a result, Puget Energy became a direct wholly owned subsidiary of Puget Equico LLC, which owns all of Puget Energy's outstanding common stock and is a direct wholly owned subsidiary of Puget Intermediate Holdings Inc., which is a direct wholly owned subsidiary of Parent. Parent beneficially owns 100% of Puget Energy's and PSE’s common stock.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each outstanding share of Puget Energy common stock (other than any shares in respect of which dissenter’s rights are perfected and other than any shares owned by Parent or any wholly owned subsidiary of Parent or Puget Energy) was converted into the right to receive cash in the amount of $30.00 per share, without interest and less any required withholding taxes.

The amount of consideration used by Parent and its subsidiaries to complete the merger was approximately $5.004 billion. Of this amount, approximately $3.421 billion was provided to Parent and its subsidiaries by the members of Parent, approximately $1.483 billion was obtained under the PE Facility and approximately $100 million (which includes the issuance of a $30 million letter of credit under the energy hedging revolving loan facility) was obtained under the PSE Facility.

The information in Items 1.01 and 5.02 hereto are hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Puget Energy, Inc.

Additionally, in connection with the Merger, the directors of Merger Sub as of immediately prior to the Effective Time became the directors of Puget Energy as of the Effective Time. As a result, the following members of Puget Energy’s Board of Directors resigned at the Effective Time: Phyllis J. Campbell, Craig W. Cole, Stephen E. Frank, Tomio Moriguchi, Sally G. Narodick, Herbert B. Simon and George W. Watson, and the following directors of Merger Sub (the “New Directors”) became the directors of Puget Energy: Alan W. James, Christopher Leslie, Mark Wong, Andrew Chapman, Graeme Bevans, Alan Kadic, William R. McKenzie and Lincoln Webb. In addition, Stephen P. Reynolds and William S. Ayer, who were directors of Merger Sub as of immediately prior to the Effective Time, remain members on the Board of Directors of Puget Energy.

The committee assignments are as follows:

•	Audit Committee: Andrew Chapman, Alan Kadic, William McKenzie and William S. Ayer

•	Governance and Public Affairs Committee: Andrew Chapman, Alan Kadic, William McKenzie and William S. Ayer

•	Compensation Committee: Christopher Leslie, Graeme Bevans, Lincoln Webb and William S. Ayer

Puget Sound Energy, Inc.

As of the Effective Time, the following members of PSE’s Board of Directors resigned, effective as of the Effective Time: Phyllis J. Campbell, Craig W. Cole, Stephen E. Frank, Tomio Moriguchi, Sally G. Narodick and George W. Watson, and by written consent in lieu of a meeting of the sole shareholder of PSE, the following directors were elected to the Board of Directors immediately after the Effective Time: Alan W. James, Christopher Leslie, Mark Wong, Andrew Chapman, Graeme Bevans, Alan Kadic, William R. McKenzie and Lincoln Webb. Stephen P. Reynolds, William S. Ayer and Herbert B. Simon remain members on the Board of Directors of PSE.

The committee assignments are as follows:

•	Audit Committee: Andrew Chapman, Alan Kadic, William McKenzie and William S. Ayer

•	Governance and Public Affairs Committee: Andrew Chapman, Alan Kadic, William McKenzie, William S. Ayer and Herbert B. Simon

•	Compensation Committee: Christopher Leslie, Graeme Bevans, Lincoln Webb and William S. Ayer

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Incorporation of Puget Energy, Inc. and Puget Sound Energy, Inc.

At the Effective Time and pursuant to the Merger Agreement, the Restated Articles of Incorporation of Puget Energy, as amended (the “Puget Energy Prior Articles”), were amended in their entirety to be the same as of the articles of incorporation of Merger Sub as of immediately prior to the Effective Time. A copy of Puget Energy’s Amended Articles of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Also at the Effective Time, by written consent in lieu of a meeting of the sole shareholder of PSE, PSE’s Restated Articles of Incorporation, as amended (the “PSE Prior Articles” and together with the Puget Energy Prior Articles, the “PE and PSE Prior Articles”) were amended and restated in their entirety. A copy of PSE’s Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.2 and incorporated herein by reference.

The material changes to the Amended Articles of Incorporation of Puget Energy (the “Puget Energy Amended Articles”) and the Amended and Restated Articles of Incorporation of PSE (the “PSE Amended Articles” and together with the Puget Energy Amended Articles, the “PE and PSE Amended Articles”) include:

Article 5 (Capital Stock)

•

The Puget Energy Amended Articles provide that the total authorized shares of Puget Energy shall consist of 1,000 shares of common stock with a par value of $0.01 per share. The Puget Energy Prior Articles provided for 300,000,000 authorized shares, consisting of 250,000,000 shares of common stock and 50,000,000 shares of preferred stock, each with a par value of $0.01 per share.

•

The PSE Amended Articles provide that the total authorized shares of PSE shall consist of 150,000,000 shares with a par value of $0.01 per share. The PSE Prior Articles provided for 150,000,000 shares of common stock with a stated value of $10 per share, 3,000,000 shares of preferred stock with a par value of $100 per share, 13,000,000 shares of preferred stock with a par value of $25 per share and 700,000 shares of preference stock with a par value of $50 per share.

•

The PE and PSE Prior Articles also contained provisions regarding the authorized preferred stock, voting rights of the various classes of stock, dividend and liquidation provisions with respect to the common stock, preferences and statements and designations of rights and preferences relating to various series of preferred stock, none of which are contained in the PE and PSE Amended Articles.

Article 7 (The Board of Directors)

•

The PE and PSE Prior Articles set forth the number of directors, provided for a classified board and contained certain provisions relating to election of directors and other board matters. The PE and PSE Amended Articles do not contain the foregoing, but rather state that the company shall have a board of directors whose function and authority is limited by the shareholder, with certain matters reserved to the shareholder, pursuant to Sections 23B.07.320 and 23B.08.010 of the Washington Business Corporation Act (the “Act”), as set forth in their respective Articles of Incorporation and Bylaws.

Other

•

The PE and PSE Amended Articles removed provisions in the PE and PSE Prior Articles relating to the absence of the right to cumulate votes in the election of directors, amendments to the Articles of Incorporation and Bylaws, shareholder action without a meeting, and the right of shareholders to call a special meeting.

Bylaws of Puget Energy, Inc. and Puget Sound Energy, Inc.

At the Effective Time and as provided by the Merger Agreement, Puget Energy’s Amended and Restated Bylaws (the “Puget Energy Prior Bylaws”) were amended and restated in their entirety to be the same as the bylaws of Merger Sub as of immediately prior to the Effective Time. A copy of Puget Energy’s Amended and Restated Bylaws is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Also at the Effective Time, PSE’s Amended and Restated Bylaws (the “PSE Prior Bylaws” and together with the Puget Energy Prior Bylaws, the “PE and PSE Prior Bylaws”) were amended and restated in their entirety. A copy of PSE’s Amended and Restated Bylaws is attached hereto as Exhibit 3.4 and incorporated herein by reference.

The material changes to the Amended and Restated Bylaws of Puget Energy (the “Puget Energy Amended Bylaws”) and the Amended and Restated Bylaws of PSE (the “PSE Amended Bylaws” and together with the Puget Energy Amended Bylaws, the “PE and PSE Amended Bylaws”) include:

Article II (Shareholder)

•

The PE and PSE Amended Bylaws reflect that Puget Energy will have a single shareholder, Puget Equico LLC, and that PSE will have a single shareholder, Puget Energy, and that the bylaws will be amended prior to the admission of additional shareholders. As a result, certain provisions in the PE and PSE Prior Bylaws were not included in the PE and PSE Amended Bylaws or were not included in extensive detail, including provisions regarding quorums for shareholder meetings, voting of shares, votes required for shareholder action, use of proxies, participation at shareholders meetings via communications equipment, business to be addressed at shareholder meetings, and details regarding notice for shareholder meetings. Additionally, because each of PE and PSE has a single shareholder, the PE and PSE Amended Bylaws provide that the certain specified actions, including matters generally regarded as board actions, require the approval of the shareholder, which was not contained in the PE and PSE Prior Bylaws.

•

The PE and PSE Amended Bylaws are intended to be an “Agreement Among Shareholders” pursuant to Section 23B.07.320 of the Act. This section allows a unanimous agreement among shareholders to alter the basic statutory provisions relating to shareholders and the board, including those relating to the exercise of corporate powers, the management of the business and affairs of the company, and the relationship between the board and the shareholder and among the directors. The PE and PSE Prior Bylaws did not have a similar provision.

Article III (Board of Directors)

•

The PE and PSE Amended Bylaws provide that the board will consist of up to 13 directors, which shall include (a) the PSE CEO (as defined in the Bylaws), (b) at least one director who is an Independent Director (as defined in the Bylaws), (c) up to ten directors called “Owner Directors”, each of whom is also an Owner Manager (as defined in the Bylaws) and (d) in the case of PSE, a “Bankruptcy Remote Independent Director” (as defined in the Bylaws). The PE and PSE Amended Bylaws provide the process by which the shareholder appoints the directors. The PE and PSE Prior Bylaws provided that the board would consist of nine to 15 directors, and contained detailed procedures for the nomination of persons for election as directors, which could be made by or at the director of the board or by any shareholder of record entitled to vote for the election of directors.

•

The PE and PSE Amended Bylaws contain detailed provisions regarding the voting rights of each of the directors, and generally provide for voting based on the underlying ownership percentage of the entities in the ultimate parent. The Independent Directors and the PSE CEO Director do not have the right to vote on any matter other than, in the case of the Independent Directors, with respect to Board Supermajority Matters (as defined in the Bylaws), provided that the unanimous approval of the board is required for certain bankruptcy matters. The PE and PSE Prior Bylaws did not contain similar provisions.

•

The PE and PSE Amended Bylaws provide that William Ayer will serve as the initial chairman of the board. Each subsequent chairman of the board must be an Independent Director, generally as appointed by Board Supermajority Approval. The PE and PSE Prior Bylaws contained provisions relating to the appointment of a chairman of the board, but also contained provisions expressly allowing for the appointment by the board of a Vice Chairperson and Lead Independent Director.

•

The PE and PSE Amended Bylaws provide that the shareholder may appoint an alternate director for each Owner Director, which, in the absence of an Owner Director, will be entitled to attend board meetings and take all actions permitted to be taken by the Owner Director for whom he or she is appointed as an alternate, including voting. They also provide that if a Holdings Member has the right to appoint an observer to the Holdings Board, such Holdings Member shall also have the right to appoint one non-voting and non-participating observer to the company’s board. The PE and PSE Prior Bylaws did not contain similar provisions.

•

The PE and PSE Amended Bylaws generally provide for a quorum for board meetings of at least four directors who are also Holdings Managers appointed by Holdings Members holding at least 70% of the Holdings Shares, including at least one director who is also a Holdings Manager appointed by each of the three Holdings Members having the largest percentage ownership of Holdings Shares constituting such 70%; provided that if a quorum is not present, then upon a second written notice delivered at least ten business days before the meeting, the presence of any three Owner Directors at a meeting constitutes a quorum. The PE and PSE Prior Bylaws provided that 1/3 of the directors constituted a quorum.

•

The PE and PSE Prior Bylaws generally provided that the majority of the directors could approve a board matter. The PE and PSE Amended Bylaws generally provide that matters submitted to a vote of the board require Majority Approval, which means the approval of the Owner Directors representing more than 55% of the Holdings Shares, and that certain actions require Board Supermajority Approval, which means the approval of Owner Directors representing at least 80% of the Holdings Shares plus at least one Independent Director.

•

The PE and PSE Amended Bylaws provide that a director may be removed by the shareholder with or without cause. The shareholder shall fill any vacancy due to resignation or removal of the PSE CEO Director or an Independent Director (including, the case of PSE, the Bankruptcy Remote Independent Director). Upon the resignation or removal of an Owner Manager from the Holdings board, such individual shall also be removed from the company’s board and the shareholder shall fill the vacant seat with the replacement Holdings Owner Manager. The PE and PSE Prior Bylaws stated that the shareholders could remove a director for cause only by the holders of the shares entitled to elect such director if the number of votes cast to remove the director exceeded the number of votes cast not to remove the director. Additionally, the PE and PSE Prior Bylaws generally provided that any board vacancy could be filled by the shareholders or the board or remaining directors.

•

The PE and PSE Amended Bylaws provide that each director who is not the PSE CEO or an employee of the shareholder, the Holdings Members, or an affiliate of either of them shall be paid annual compensation at a level approved by the board, and that each director shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in performing his or her duties. The PE and PSE Prior Bylaws had no similar provision.

•

The PE and PSE Amended Bylaws contain certain procedures relating to conflicts of interest between directors and the company, including recusal from participation in discussions and voting. The PE and PSE Amended Bylaws also require special board approval for transactions between the company and the shareholder or its affiliates. The PE and PSE Prior Bylaws did not contain similar provisions.

Article VIII (Distributions)

•

The PE and PSE Amended Bylaws contain a new section not included in the PE and PSE Prior Bylaws regarding distributions to the shareholder. Generally, the PE and PSE Amended Bylaws state that, subject to certain limitations, distributions shall be made to the shareholder as the board determines, and that the company shall distribute to the shareholder all Distributable Cash (as defined in the Bylaws) no later than 30 days after the end of each fiscal quarter as determined by the board.

Article IX (Washington Utilities and Transportation Commission)

•

The PE and PSE Amended Bylaws contain a new provision not included in the PE and PSE Prior Bylaws stating that that the company shall conduct its business and be managed in accordance with Washington law and the rules and orders of the Washington Utilities and Transportation Commission, including its order approving the settlement stipulation relating to the Merger.

Article X (Amendment of Bylaws)

•

The PE and PSE Amended Bylaws provide that they may be amended or repealed only by the shareholder. The PE and PSE Prior Bylaws provided that they could be altered, amended or repealed by the board, except that the board could not repeal or amend any bylaw that the shareholders had expressly provided, in amending or repealing such bylaw, could not be amended or repealed by the board. They also stated that the shareholders could also alter, amend and repeal the bylaws or adopt new bylaws.

Item 8.01.	Other Events.

PSE has issued an irrevocable notice of redemption to holders of all its outstanding shares of 4.84% Preferred Stock, $100 par value (the “4.84% Preferred Stock”) and 4.70% Preferred Stock, $100 par value (the “4.70% Preferred Stock” and together with the 4.84% Preferred Stock, the “Preferred Stock”), setting a redemption date of March 13, 2009. The redemption price for the 4.84% Preferred Stock is $102 per share, plus accrued and unpaid dividends through the date of redemption. The redemption price for the 4.70% Preferred Stock is $101 per share, plus accrued and unpaid dividends through the date of redemption. Upon issuance of the irrevocable notice and deposit of the redemption price and dividend payments pursuant to the terms of the PSE Prior Articles, the Preferred Stock was defeased.

Wells Fargo Bank, N.A. has been selected as the Redemption and Paying Agent. On February 5, 2009, PSE deposited with the Redemption and Paying Agent the full amount of funds to make all redemption and dividend payments on the Preferred Stock.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 25, 2007, among Puget Energy, Inc., Padua Holdings LLC (now Puget Holdings LLC), Padua Intermediate Holdings Inc. (now Puget Intermediate Holdings) and Padua Merger Sub Inc. (now Puget Merger Sub Inc.) (incorporated by reference to Exhibit 2.1 to Puget Energy’s Current Report on Form 8-K filed on October 29, 2007).

3.1	Amended Articles of Incorporation of Puget Energy, Inc.

3.2	Amended and Restated Articles of Incorporation of Puget Sound Energy, Inc.

3.3	Amended and Restated Bylaws of Puget Energy, Inc.

3.4	Amended and Restated Bylaws of Puget Sound Energy, Inc.

10.1	Credit Agreement dated as of May 16, 2008 among Puget Merger Sub Inc., as Borrower, Barclays Bank PLC, as Facility Agent, the other agents party thereto, and the lenders party thereto.

10.2	Credit Agreement dated as of February 6, 2009 among Puget Sound Energy, Inc., as Borrower, Barclays Bank PLC, as Facility Agent, the other agents party thereto, and the lenders party thereto.

99.1	Press Release on the closing of the merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC. PUGET SOUND ENERGY, INC.

Dated: February 12, 2009

	By:	/s/ JENNIFER L. O’CONNOR
Jennifer L. O’Connor
Senior Vice President General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 25, 2007, among Puget Energy, Inc., Padua Holdings LLC (now Puget Holdings LLC), Padua Intermediate Holdings Inc. (now Puget Intermediate Holdings) and Padua Merger Sub Inc. (now Puget Merger Sub Inc.) (incorporated by reference to Exhibit 2.1 to Puget Energy’s Current Report on Form 8-K filed on October 29, 2007).

3.1	Amended Articles of Incorporation of Puget Energy, Inc.

3.2	Amended and Restated Articles of Incorporation of Puget Sound Energy, Inc.

3.3	Amended and Restated Bylaws of Puget Energy, Inc.

3.4	Amended and Restated Bylaws of Puget Sound Energy, Inc.

10.1	Credit Agreement dated as of May 16, 2008 among Puget Merger Sub Inc., as Borrower, Barclays Bank PLC, as Facility Agent, the other agents party thereto, and the lenders party thereto.

10.2	Credit Agreement dated as of February 6, 2009 among Puget Sound Energy, Inc., as Borrower, Barclays Bank PLC, as Facility Agent, the other agents party thereto, and the lenders party thereto.

99.1	Press Release on the closing of the merger.